Exhibit 4.1
COMMON STOCK

Incorporated under the laws of the State of Delaware	PEPLIN, INC.	CUSIP: 713352 102
SEE REVERSE FOR CERTAIN DEFINITIONS
NUMBER
PLIN-
     THIS CERTIFIES THAT
************
     is the record holder of   ***********
      FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, OF
     PEPLIN, INC. (the “Corporation”), transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Certificate of Incorporation and Bylaws of the Corporation and any amendment thereto.
     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
     Dated:

Company Secretary	Chief Financial Officer, Vice President, Finance & Operations

Countersigned and Registered:
BNY Mellon Shareowner Services
Transfer Agent and Registrar

By:

Authorized Signature

PEPLIN, INC.
     The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made to the Corporation’s Secretary at the principal office of the Corporation.
     KEEP THIS CERTIFICATE IN A SAFE PLACE. IF LOST, STOLEN OR DESTROYED THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —		Custodian
TEN ENT	—	as tenants by the entireties		(Cust)		(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act

(State)
Additional abbreviations may also be used though not in the above list.

UNIF TRF MIN ACT —		(Custodian (until age )
(Cust)
under Uniform Transfers
(Minor)
to Minors Act
(State)

For value received,	hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares
of the Common Stock represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint                      Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

DATED

X

X

NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCK BROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.